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                                                                    EXHIBIT 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We consent to the reference to our firm under the caption 'Experts' and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Leucadia National Corporation for the registration of 2,250,000 of its common shares, of our report, dated March 5, 2004, with respect to the consolidated financial statements of The FINOVA Group Inc. for the year ended December 31, 2003, included in the Leucadia National Corporation 2003 Form 10-K/A, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


Phoenix, Arizona
February 3, 2005